CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-68488, 33-71610, 333-662, and 333-19461) of
Huntco Inc. of our report dated January 28, 2000, appearing under Item 8 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
March 27, 2000